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                                                                     EXHIBIT 3.1

                                   VERIO INC.

           CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES AND
           RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
                OF SERIES A 6.75% CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         Verio Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, the board of directors of the Company (the "Board of Directors") and pursuant to authority conferred upon the Finance Committee (the "Finance Committee") of the Board of Directors by the Company's Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Sections 141(c)(1) and 151 of the General Corporation Law of the State of Delaware, the Finance Committee duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

         RESOLVED that, the Board of Directors and pursuant to the authority vested in the Finance Committee by the Board of Directors and by the Restated Certificate of Incorporation, the Finance Committee, hereby designate, create, authorize and provide for the issuance of shares of Series A 6.75% Convertible Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share, having the designations, powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows:

         1. DESIGNATION

         There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "Series A 6.75% Convertible Preferred Stock" (the "Convertible Preferred Stock"). The number of shares constituting the Convertible Preferred Stock shall be 7,200,000. The liquidation preference of the Convertible Preferred Stock shall be $50.00 per share (the "Liquidation Preference").

         Capitalized terms used herein but not defined shall have the meanings assigned to them in Section 13.

         2. RANKING

         The Convertible Preferred Stock will, with respect to dividend distributions and distributions on liquidation, winding up and dissolution, rank: (i) senior to all classes of Common Stock, and to each other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding up and dissolution of the Company (collectively referred to,

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together with all classes of Common Stock of the Company, as "Junior Stock");
(ii) on a parity with any additional Preferred Stock issued by the Company in the future and any other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend distributions and distributions on liquidation, winding up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend distributions and distributions on liquidation, winding up and dissolution of the Company (collectively referred to as "Senior Stock").

         3. DIVIDENDS; ADDITIONAL DIVIDENDS

              (i) General. Subject to the rights of holders of Senior Stock and Parity Stock, the Holders of the outstanding shares of Convertible Preferred Stock will be entitled to receive on or after the Deposit Expiration Date, or earlier if the Deposit Account is terminated (whichever is applicable, the "Regular Dividend Commencement Date"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative dividends on each share of the Convertible Preferred Stock at a rate per annum equal to 6.75% of the Liquidation Preference per share, accumulating from the Regular Dividend Commencement Date, payable quarterly in arrears, on each November 1, February 1, May 1 and August 1 (each, a "Dividend Payment Date"). The Company will not make any dividend payments on the Convertible Preferred Stock until the first Dividend Payment Date that occurs more than 10 days after the Regular Dividend Commencement Date. Dividends shall be paid to the Holders of record as they appear on the stock register of the Company on each record date established by the Board of Directors of the Company (the "Dividend Payment Record Date") not more than 60 days nor less than 10 days preceding a Dividend Payment Date. Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

              (ii) Additional Dividends. (a) In addition to the dividends described in the preceding sentence, Holders of outstanding shares of Convertible Preferred Stock will be entitled to Additional Dividends, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Convertible Preferred Stock constituting Transfer Restricted Securities, which Additional Dividends shall accrue if any of the following events occur (each such event in clauses (1) and (2) below being herein called a "Registration Default"):

                           (1) if by November 17, 1999, the Shelf Registration
Statement has not been filed with the Commission, or has not been declared effective by the Commission by February 15, 2000; or

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                           (2) if after the Shelf Registration Statement is
filed and declared effective (A) the Shelf Registration Statement thereafter ceases to be effective, without being succeeded immediately by a replacement shelf registration statement filed and declared effective; or (B) the Shelf Registration Statement or the related prospectus ceases to be usable for a period of time exceeding any Suspension Period applicable to Transfer Restricted Securities in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein either (x) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (y) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

                  (b) Additional Dividends shall accrue on the shares of Convertible Preferred Stock with respect to the first quarterly period immediately following the occurrence and continuation of a Registration Default at a rate of 0.25% per quarterly period. The rate of the Additional Dividends will increase by an additional 0.25% per quarterly period with respect to each subsequent quarterly period until all Registration Defaults have been cured. After all Registration Defaults have been cured, the rate at which dividends will accrue on the Convertible Preferred Stock will return to the regular dividend rate of 6.75% per annum.

                  (c) The Company shall be permitted to suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period (a "Suspension Period") not to exceed 60 days in any 90-day period, or to the extent of multiple Suspension Periods not to exceed 90 days in any 12-month period, if the Board of Directors determines, in its good faith judgment that the disclosure of an event or development, or the filing of a required filing with the Commission would have a material adverse impact on the Company, or if the disclosure of an event or development or the filing of a required filing with the Commission otherwise related to a material business transaction that has not yet been publicly disclosed.

                  (d) Any amounts of Additional Dividends due pursuant to clauses (1) or (2) of paragraph (a) above will be payable on the regular Dividend Payment Dates with respect to the Convertible Preferred Stock. The amount of Additional Dividends will be determined by multiplying the Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

              (iii) Form of Payment. Any dividend or Additional Dividend on the Convertible Preferred Stock shall be, at the option of the Company, payable (a) in cash, (b) through the issuance of a number of shares of Common Stock (hereinafter referred to as "Dividend Common Stock") equal to the total dividend or Additional Dividend amount divided by the applicable Market Value Amount as of the applicable Dividend

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Payment Record Date, or (c) any combination of (a) and (b). The Transfer Agent shall have the authority to aggregate any fractional shares of Common Stock that are issued as dividends or Additional Dividends, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

              (iv) Accrual of Dividends. Dividends and Additional Dividends shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends or Additional Dividends and whether or not dividends or Additional Dividends, as the case may be, are declared. The Company shall not declare, pay or set apart for payment any dividends upon an outstanding share of Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon all outstanding shares of Convertible Preferred Stock, or declared and a sufficient sum set apart for the payment of such dividend.

              (v) Accumulation. Dividends and Additional Dividends, if any, shall accumulate to the extent such dividends or Additional Dividends are not paid on the Dividend Payment Date for the period to which they relate. No interest or sum of money in lieu of interest will be payable in respect of any accumulated and unpaid dividends or Additional Dividends.

              (vi) Pro Rata Payment. All dividends and Additional Dividends paid with respect to shares of the Convertible Preferred Stock pursuant to Sections 3(i) and (ii) above shall be paid pro rata to the Holders entitled thereto so that the amount of dividends paid per share on the Convertible Preferred Stock is the same.

              (vii) No Payment of Dividends. No dividends or distributions shall be declared, made or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired or retired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such securities) by the Company or its subsidiaries unless full cumulative dividends on all the outstanding shares of Convertible Preferred Stock have been paid or declared, or declared and a sum sufficient for the payment thereof set apart for such payment for all dividend periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, the following shall be permitted: (a) in the case of Junior Stock, a dividend payable solely in shares of Junior Stock or options, warrants or rights to purchase Junior Stock, or in the case of Parity Stock, a dividend payable solely in shares of Junior Stock or Parity Stock or options, warrants or rights to purchase Junior Stock or Parity Stock; (b) in the case that monies for such dividends, distributions, redemptions, purchases, or other acquisitions are derived from the proceeds of the offering of such securities or a substantially concurrent offering of related securities; and (c) in the case that cash


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payments in lieu of fractional shares are made by the Company pursuant to any stock split, warrant, option or other similar agreement.

              (viii) Parity Stock. Notwithstanding anything in this Certificate of Designation to the contrary, if full dividends have not been declared and paid or set apart on the Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the Convertible Preferred Stock and Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Convertible Preferred Stock and Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and such Parity Stock bear to each other, provided, that if such dividends are paid in cash on such Parity Stock, dividends will also be paid in cash on the Convertible Preferred Stock.

              (ix) Computation of Dividend Payment. Dividends and Additional Dividends payable on the Convertible Preferred Stock for any period greater or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends and Additional Dividends shall be made on the next succeeding Business Day, and dividends and Additional Dividends accruing for the intervening period shall be paid on the next succeeding Dividend Payment Date.

         4. CONVERSION

              (i) General. Subject to and upon compliance with this Section 4 and Section 5, each share of Convertible Preferred Stock will be convertible at the option of the Holder thereof into such number of fully paid and non-assessable shares of Common Stock as equals the Liquidation Preference divided by the Conversion Price of $96.5625, adjusted as described in this
Section 4 and Section 5. All accumulated and unpaid dividends (if declared) on the Convertible Preferred Stock, which have accumulated since the Regular Dividend Commencement Date and for which the applicable Dividend Payment Date is prior to the date of conversion, may at the Company's election, be paid in cash or by issuing that whole number of fully paid and non-assessable shares of Common Stock equal to the amount of accumulated and unpaid dividends divided by the Market Value Amount as of the conversion date, or any combination of the two. In case a share of Convertible Preferred Stock is earlier called for redemption, such conversion right in respect of the share of Convertible Preferred Stock so called shall terminate at the close of business on the date immediately prior to the applicable Redemption Date and will be lost if not exercised prior to that time, unless the Company defaults in making the payment due upon redemption.

              (ii) Procedures for Conversion. (a) To convert the Convertible Preferred Stock, the Holder of one or more shares of Convertible Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the offices of the Transfer Agent or at any of the offices or agencies to be maintained for such purpose by the Company accompanied by the funds, if any, required by paragraph (ii)(c) below and accompanied by written notice of conversion in the form of

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Exhibit B. Such notice shall also state the name or names, together with the address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each certificate representing one or more shares of Convertible Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such shares are registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of certificates representing such shares of Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such Holder, or as designated in such Holder's written instructions, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this Section 4 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in paragraph (iii) below.

                  (b) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such shares of Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. Such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of records at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which certificates representing such shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Company.

                  (c) Holders of Convertible Preferred Stock at the close of business on a Dividend Payment Record Date will be entitled to receive an amount equal to the dividend and Additional Dividend, if any, payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Payment Record Date and prior to such Dividend Payment Date; provided, however, that the Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a Redemption Notice with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, which will be entitled to such dividend and Additional Dividend, if any) must be accompanied by payment of an amount equal to the dividend and Additional Dividend, if any, payable on such shares on such Dividend Payment Date. A Holder of Convertible Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares

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for conversion into shares of Common Stock on the corresponding Dividend Payment
Date will receive the dividend payable by the Company on such shares of Convertible Preferred Stock on such date, and the converting Holder need not include payment of the amount of such dividend upon surrender of Convertible Preferred Stock for conversion. Except as provided herein, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

              (iii) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of a share of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction based on the Trading Price on the Trading Day immediately prior to the date of conversion. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

              (iv) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows, each a "Conversion Price Triggering Event" (the variables have the definitions set forth in paragraph (v) below) :

                  (a) If the Company shall make any redemption payment or payment of a dividend or other distribution payable in shares of Common Stock to all holders of any class of Capital Stock of the Company, other than the issuance of shares of Common Stock in connection with the payment (1) in redemption for, of dividends on, or the conversion of, the Convertible Preferred Stock or (2) to all Holders of the Convertible Preferred Stock based upon the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

                  (b) If the Company shall make any issuance to all holders of shares of Common Stock of rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at less than Market Value as of the date of issuance; provided, however, that no adjustment will be made with respect to such a distribution if the Holder of shares of the Convertible Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Convertible Preferred Stock into Common Stock and provided, further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/(X+U((MV-EP)/MV)) multiplied by CP=ACP. If any options, warrants or other rights


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of the nature described in this paragraph (iv)(b) ("Rights") expire without exercise or conversion, the Conversion Price will be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon the exercise or conversion of such Rights.

                  (c) In the case of any subdivision, combination or reclassification of the Common Stock. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

                  (d) If the Company shall make any distribution consisting exclusively of cash excluding any cash distributed in a transaction for which
Section 4(x) below is applicable (which specifies that no anti-dilution adjustment shall be made) to all holders of shares of Common Stock (which distribution is not also being made to the Holders of Convertible Preferred Stock based on the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible) in an aggregate amount that, combined together with (1) all other such cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (as defined in paragraph (v) below) immediately prior to such distribution. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP-((Cash-15% MC)/C)=ACP. There will be no adjustment to the Conversion Price if (Cash-15% MC) is less than or equal to zero.

                  (e) In the case of the completion of a tender or exchange offer made by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such cash distributions referred to in sub-paragraph
(d) above to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization (as defined in paragraph (v) below) immediately prior to the expiration of such tender or exchange offer. If the foregoing event occurs and if the tender offer price or exchange offer price per share is greater than the Market Value, the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP-((TPur multiplied by (TOff/S-MV))/(#Sh-TPur))=ACP. There will be no adjustment to the Conversion Price if TOff/S is less than or equal to the Market Value or if TPur multiplied by TOff/S is less than 15% MC.

                  (f) If the Company shall make a distribution to all holders of Common Stock (which distribution is not also being made to the Holders of the Convertible Preferred Stock based on the number of shares of Common Stock into which

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the Convertible Preferred Stock is then convertible) consisting of evidences of indebtedness, shares of Capital Stock of the Company other than Common Stock or assets, including securities, but excluding those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the Conversion Price as referred to above is applicable (other than in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of the Company). The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula:
CP-(Value/#Sh)=ACP.

                  (v) Variables. In the preceding descriptions, the variables have the following definitions:

         "C" equals the total number of shares of Convertible Preferred Stock outstanding at the time of the Conversion Price Triggering Event;

         "U" equals the number of shares of Common Stock underlying all rights, options or warrants issued to holders of Common Stock pursuant to paragraph
(iv)(b) above entitling such holders to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in the Conversion Price Triggering Event;

         "X" equals the total number of shares of Common Stock outstanding immediately prior to the Conversion Price Triggering Event (excluding unexercised options, warrants or rights);

         "Y" equals the total number of shares of Common Stock outstanding immediately after the Conversion Price Triggering Event (excluding unexercised options, warrants or rights);

         "Cash" equals any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which paragraph (x) below applies) to all holders of shares of Common Stock in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of any class of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made pursuant to paragraph (iv)(d);

         "EP" equals the exercise price or other consideration to be paid by the holder upon the conversion or exchange of "U";

         "MC" or "market capitalization" equals the product of the then current Trading Price of the Common Stock times the number of shares of the Common Stock then outstanding on the record date of such distribution;

         "MV" equals the Market Value per share of the Common Stock as of the date of conversion or exchange of "U";

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         "#Sh" equals the number of shares of Common Stock receiving the distribution contemplated in paragraph (iv)(f) or subject to the tender offer contemplated in paragraph (iv)(e);

         "TOff" equals the aggregate consideration that, together with (1) any cash or other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in paragraph
(iv)(d) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made;

         "TOff/S" equals the TOff per share;

         "TPur" equals the number of shares purchased in the tender offer;

         "Value" equals the aggregate fair market value of the distribution described in paragraph (iv)(f), as determined in good faith by the Board of Directors of the Company;

         "CP" equals the Conversion Price immediately prior to the Conversion Price Adjustment Event;

         "ACP" equals the Conversion Price immediately after the Conversion Price Adjustment Event.

         An adjustment made pursuant to paragraph (iv) shall become effective:
(A) in the case of a Conversion Price Adjustment Event described in paragraph
(iv)(a), (b), (d) or (f), immediately following the close of business on the record date for the determination of holders of Common Stock entitled to participate in such event; or (B) in the case of a Conversion Price Adjustment Event described in paragraph (iv)(c), the close of business on the day upon which such corporate action becomes effective; or (C) in the case of a Conversion Price Adjustment Event described in paragraph (iv)(e), the close of business on the day of the completion of such tender offer or exchange offer.

              (vi) De Minimis Adjustments. No adjustment in the Conversion Price shall be required (a) unless such adjustment would require an increase or decrease of at least 1% in such price and (b) with respect to rights or warrants issued pursuant to certain of the Company's employee benefit plans; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (vi) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

              (vii) Reductions in Conversion Price. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 4, as the Company in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or

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securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price.

              (viii) Decreases in Conversion Price. The Company from time to time may decrease the Conversion Price by an amount determined by the Board of Directors or the Finance Committee and described in a notice as hereinafter provided for any period of time if the period is at least 20 days and if the decrease is irrevocable during such period. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Convertible Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

              (ix) Distribution of Rights or Warrants. In the event that, after the issuance of the Convertible Preferred Stock, the Company distributes rights or warrants (other than those referred to in paragraph (iv)(b) above) pro rata to all holders of shares of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Holder of any shares of Convertible Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

                  (a) if such conversion occurs on or prior to the date (a "Distribution Date") for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants, the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

                  (b) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Convertible Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

              (x) Merger or Consolidation. (a) In case of:

                           (1) any merger or consolidation of the Company with
or into another Person (other than a consolidation or merger in which the Company is the resulting or continuing Person and which does not result in any reclassification or exchange of Common Stock outstanding immediately prior to the merger or consolidation for cash, securities or other property of another Person); or

                           (2) any sale, transfer or other disposition to
another Person of all or substantially all of the assets of the Company (other than the sale, transfer, assignment or distribution of shares of Capital Stock or assets to a subsidiary of the Company) computed on a consolidated basis; or

                           (3) any statutory exchange of securities with another
Person, other than in connection with a merger or acquisition,

(any of the events described in this paragraph (x)(a) being referred to as a "Transaction"), there will be no adjustment to the Conversion Price and each share of Convertible Preferred Stock then outstanding shall, without the consent of any Holder of Convertible Preferred Stock (except as expressly required by applicable law), become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer), cash or other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock could have been converted immediately prior to the effective date of such Transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Transaction. Depending upon the terms of such cash Transaction, the aggregate amount of cash into which such shares of Convertible Preferred Stock would be converted may be more or less than the Liquidation Preference with respect to such Convertible Preferred Stock.

                  (b) The provisions of this paragraph (x) similarly shall apply to successive Transactions. The provisions of this paragraph (x) shall be the sole right of Holders of Convertible Preferred Stock in connection with any Transaction (and the provisions of Section 5 to the extent applicable) and, except as expressly provided by applicable law and Section 8, such Holders shall have no separate vote thereon.

              (xi) Notice of Adjustment. Whenever the Conversion Price is adjusted as provided in this Section 4 or Section 5, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Convertible Preferred Stock at such Holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

              (xii) Deferred Issuance. In any case in which this Section 4 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

              (xiii) Treasury Stock. For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

              (xiv) Shares in Reserve. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

              (xv) Payment of Taxes. The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Convertible Preferred Stock or the shares of Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         5. CHANGE OF CONTROL

         Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Cash Change of Control occurs, then the Holders shall, if the Market Value of the Common Stock at such time is less than the Conversion Price, have an option (to be exercised no more than once), upon not less than 30 days nor more than 60 days notice, to convert their outstanding shares of Convertible Preferred Stock into Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value of the Common Stock as of the date of the effectiveness of the Cash Change of Control and (2) $49.0208. In lieu of issuing shares of Common Stock issuable upon conversion in the event of a Cash Change of Control, the Company will have the option to make a cash payment equal to the Market Value of any Common Stock otherwise issuable.

         6. LIQUIDATION RIGHTS

              (i) Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to the rights of the Company's creditors and holders of Senior Stock and Parity Stock, each Holder of Convertible Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution to its stockholders, of an amount equal to the Liquidation Preference per share of Convertible Preferred Stock held by such Holder, plus an amount equal to all accrued and unpaid dividends and Additional Dividends (if any) thereon to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Junior Stock, including, without limitation, the Common Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Convertible Preferred Stock and all Parity Stock are not paid in full, the Convertible Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the respective Liquidation Preference amounts that would be payable on such shares of Convertible Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference and an amount equal to all accrued and unpaid dividends and Additional Dividends, if any, with respect to the outstanding shares of Convertible Preferred Stock, the Holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

              (ii) Construction. For the purposes of this Section 6, a merger, consolidation or other business combination of the Company with or into another company or other entity, a statutory exchange of securities with another company and a sale or transfer of all or part of the Company's assets for cash, securities or other property shall not be deemed a liquidation, dissolution or winding up of the Company unless such merger, consolidation, combination, exchange, sale or transfer shall be in connection with a liquidation, dissolution or winding up of the Company.

         7. REDEMPTION

              (i) Provisional Redemption. The Convertible Preferred Stock may not be redeemed under any circumstances prior to August 1, 2001. The Company may, at its option and to the extent permitted by applicable law, redeem the Convertible Preferred Stock, in whole or in part, at a Redemption Price of 102.0000% of the Liquidation Preference (plus an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, whether or not declared, to the date fixed for such redemption (the "Provisional Redemption Date")) on or after August 1, 2001 but prior to August 1, 2002 (the "Provisional Redemption"), if the Trading Price of the Common Stock equals or exceeds $144.8438 per share for 20 Trading Days within any 30 Trading Day period. If the Company undertakes a Provisional Redemption, Holders of Convertible Preferred Stock that the Company calls for redemption will also receive a payment (the "Additional Payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Convertible Preferred Stock (whether or not declared) from the Provisional Redemption Date to August 1, 2002 (the "Additional Period"). The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the Additional Period as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed.

              (ii) Optional Redemption. Except as set forth in paragraph (i) above, the Convertible Preferred Stock may not be redeemed at the option of the Company prior to August 1, 2002. Beginning on August 1, 2002, the Convertible Preferred Stock may be redeemed at the option of the Company, in whole or in part, during the twelve-month periods commencing on August 1 of the years indicated below (the "Optional Redemption"), at the following Redemption Prices, expressed as a percentage of the Liquidation Preference per share, plus in each case, an amount equal to all accumulated and unpaid dividends and Additional Dividends, if any, whether or not declared, to the Redemption Date.

         Year                               Redemption Price
                                                Per Share
         2002...............................    103.8571%
         2003...............................    102.8929%
         2004...............................    101.9286%
         2005...............................    100.9643%
         2006 and thereafter................    100.0000%

              (iii) Redemption Procedures.

                  (a) The Company may effect any Provisional Redemption or Optional Redemption, by delivery of a Redemption Notice to Holders not less than 20 days nor more than 60 days prior to the date set for such Provisional Redemption or Optional Redemption.

                  (b) In the event that fewer than all the outstanding shares of the Convertible Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot, except that the Company may redeem such shares held by any Holder of fewer than 100 shares (or shares held by Holders who would hold fewer than 100 shares as a result of such redemption), as may be determined by the Company.

                  (c) The Redemption Price due to any Holder of shares of Convertible Preferred Stock (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment) shall be, at the option of the Company, payable (a) in cash, (b) through the issuance of a number of shares of Common Stock equal to the total amount due on such shares divided by the applicable Market Value Amount as of the date of the Redemption Notice, or (c) any combination of (a) and (b).

                  (d) From and after the applicable Redemption Date (unless the Company shall be in default of payment of the Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment), dividends on the shares of the Convertible Preferred Stock to be redeemed on such Redemption Date shall cease to accumulate, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Company (except the right to receive the Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment) will cease.

                  (e) If any dividends or Additional Dividends, if any, on the Convertible Preferred Stock are in arrears, no shares of the Convertible Preferred Stock will be redeemed unless all outstanding shares of the Convertible Preferred Stock are simultaneously redeemed.

                  (f) In the event the Company shall elect to redeem shares of the Convertible Preferred Stock pursuant to paragraph (i) or (ii) above, as applicable, the Company must provide the Holders with the Redemption Notice as described in sub-paragraph (a) above and:

                           (1) (A) On or before any Redemption Date, each Holder
of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock (properly endorsed or assigned for transfer, if the Company shall so require and the Redemption Notice shall so state), to the Company or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice or arrange for the appropriate book-entry transfer if a global certificate has been issued.

                               (B) On the Redemption Date, the Company or the
Redemption Agent, as applicable, shall pay or deliver to the Holder whose name appears on such certificate or certificates as the registered owner thereof, the full Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment) due such Holder in cash, in fully paid and nonassessable shares of Common Stock or in a combination thereof (subject, in each case, to applicable law).

                               (C) The shares represented by each certificate to
be surrendered shall be automatically (and without any further action of the Company or the Holder) canceled as of the Redemption Date (whether or not certificates for such shares are returned to the Company) and returned to the status of authorized but unissued shares of Preferred Stock of no series.

                               (D) If fewer than all the shares represented by
any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the Holder, together with the amount of cash, if any, in lieu of fractional shares to the extent the Company is legally and contractually entitled to pay cash for said fractional shares. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

                           (2) If a Redemption Notice shall have been given as
provided in this Section 7, dividends on the shares of Convertible Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Company with respect to shares so called for redemption (except for the right to receive from the Company the Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment to the Redemption Date) shall cease (excluding any right to receive the dividend payment on shares called for redemption where the Redemption Date falls between the Dividend Payment Record Date and the Dividend Payment Date) either (A) from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price, in which case such rights shall not terminate at such time and date) or (B) if the Company shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 20 days after the date of mailing of the Redemption Notice) on which the Company shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent sufficient to pay at the office of such paying agent, on the Redemption Date, the Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment to the Redemption Date). Any money or shares of Common Stock so deposited with such Redemption Agent which shall not be required for such redemption shall be returned to the Company forthwith. Subject to applicable escheat laws, any moneys or shares of Common Stock so set aside by the Company and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Company, after which reversion the Holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of the Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment to the Redemption Date) without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Company from time to time.

                           (3) If any Holder whose shares of Convertible
Preferred Stock are called for redemption pursuant to this Section 7 fails to surrender the certificate representing such shares (or fails to arrange for the appropriate book-entry transfer if a global certificate has been issued), such Holder shall not be entitled to receive payment of the applicable Redemption Price (including an amount equal to any accumulated and unpaid dividends and Additional Dividends, if any, and including any Additional Payment) until the certificate has been surrendered for cancellation or the appropriate book-entry transfer has been made. Such Holder will not be entitled to receive any interest on the Redemption Price.

         8. VOTING RIGHTS

              (i) General. The Holders of Convertible Preferred Stock shall have no voting rights, except as required by applicable law or as hereinafter provided in this Section 8. In exercising any such voting rights, each outstanding share of Convertible Preferred Stock shall be entitled to one vote, excluding shares held by the Company or any affiliate of the Company (as defined in the Securities Act), which shares will have no voting rights.

              (ii) Additional Directors. (a) Upon the accumulation of accrued and unpaid dividends on the Convertible Preferred Stock in an amount equal to six or more quarterly payments, whether or not consecutive (together with any event with a similar effect pursuant to the terms of any other series of Preferred Stock of the Company upon which like rights have been conferred, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors will be immediately and automatically increased by two directors and the Holders of majority of the then outstanding shares of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class (pro rata based on liquidation preference), shall have the right and power to elect to serve on the Board of Directors the two additional directors of the Company at any meeting of the stockholders of the Company at which directors are to be elected. The rights of the Holders arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Convertible Preferred Stock are paid in full or sums set aside for payment thereof. At such time the term of any directors elected pursuant to the provisions of this paragraph (ii)(a) shall terminate immediately and automatically, and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by such number (until the occurrence of any subsequent Voting Rights Triggering Event).

                  (b) The foregoing right of the Holders of the Convertible Preferred Stock with respect to the election of two directors may be exercised at any meeting of stockholders at which directors are to be elected. The Board of Directors shall, within 20 days after the delivery to the Company at its principal office of a written request for a special meeting signed by the Holders of at least 25% of the Convertible Preferred Stock then outstanding, call a special meeting of the Holders of the Convertible Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors.

                  (c) The Holders of a majority of the then outstanding shares of Convertible Preferred Stock together with the holders of Parity Stock upon which like rights have been conferred shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to paragraph (ii)(a), and such directors shall not be removed without cause except by such Holders.

              (iii) Certain Amendments. So long as the Convertible Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the Holders of at least a majority of the shares of Convertible Preferred Stock then outstanding (unless the vote of a greater percentage is required by applicable law), voting separately as a class, amend, alter or repeal any provision of the Restated Certificate of Incorporation or the Bylaws of the Company, as amended, so as to affect materially and adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock. Except as otherwise set forth herein or in the Restated Certificate of Incorporation or as otherwise required by law, (a) the creation, authorization or issuance of any shares or series of Preferred Stock or (b) the increase or decrease in the amount of authorized Capital Stock of any class or series, including any Preferred Stock, shall not require the consent of the Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the Convertible Preferred Stock.

         The voting provisions of this Section 8(iii) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient shares of Common Stock, if needed, shall have been reserved, or cash set aside for payment, by the Company to effect such redemption.

              (iv) Amendment of Certificate of Designation. The Company may not amend this Certificate of Designation without the affirmative vote or consent of the Holders of a majority of the shares of Convertible Preferred Stock then outstanding, (including votes or consents obtained in connection with a tender offer or exchange offer for the Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may not be waived without the consent of such Holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of the Convertible Preferred Stock held by a non-consenting Holder):
(a) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of the Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (b) reduce the Liquidation Preference of any share of the Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Convertible Preferred Stock, (c) reduce the rate of or change the time for payment of dividends on any share of the Convertible Preferred Stock, (d) waive a default in the payment of dividends or Additional Dividends (if any) on the Convertible Preferred Stock,
(e) make any share of the Convertible Preferred Stock payable in money other than United States dollars, (f) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of Holders to receive the Liquidation Preference, dividends or Additional Dividends (if any) on the Convertible Preferred Stock, or (g) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Convertible Preferred Stock in addition to or in place of certificated shares of the Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Convertible Preferred Stock.

         9. REISSUANCE OF CONVERTIBLE PREFERRED STOCK

         Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof. Upon any such reacquisitions, the number of shares of Convertible Preferred Stock authorized pursuant to this Certificate of Designation shall be reduced by the number of shares so reacquired.

         10. BUSINESS DAY

         If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         11. CERTIFICATES

             (i) Form and Dating.

                 (a) Form. The Convertible Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Convertible Preferred Stock certificate shall be dated the date of its authentication. The terms of the Convertible Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

                  (b) Global Convertible Preferred Stock. The Convertible Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Convertible Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. With respect to shares of Convertible Preferred Stock that are not "restricted securities" as defined in Rule 144 under the Securities Act ("Rule 144") on a Dividend Payment Record Date or on a conversion date, all shares of Dividend Common Stock distributed on the related Dividend Payment Date in payment of dividends or on such conversion date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of the Depositary.

                  (c) Book-Entry Provisions. In the event Global Convertible Preferred Stock is deposited with or on behalf of the Depositary, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Convertible Preferred Stock certificates that (1) shall be registered in the name of the Depositary for such Global Convertible Preferred Stock or the nominee of the Depositary and (2) shall be delivered by the Transfer Agent to the Depositary or pursuant to the Depositary's instructions or held by the Transfer Agent as custodian for the Depositary. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Convertible Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Convertible Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Stock.

                  (d) Certificated Convertible Preferred Stock; Certificated Dividend Common Stock; Certificated Conversion Common Stock. Except as provided in this paragraph (i) or paragraph (iii) below, owners of beneficial interests in Global Convertible Preferred Stock will not be entitled to receive physical delivery of Convertible Preferred Stock in fully registered certificated form ("Certificated Convertible Preferred Stock"). With respect to shares of Convertible Preferred Stock that are "restricted securities" as defined in Rule 144 on a Dividend Payment Record Date or on a conversion date, all such shares of Dividend Common Stock distributed on the related Dividend Payment Date in payment of dividends on the Convertible Preferred Stock or all such shares of Conversion Common Stock issuable on such conversion date will be issued in fully registered certificated form ("Certificated Dividend Common Stock" or "Certificated Conversion Common Stock," and collectively, "Certificated Common Stock"). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Convertible Preferred Stock on or as soon as reasonably practicable after the relevant Dividend Payment Date or the conversion date, as the case may be, to those Persons who are Holders of Convertible Preferred Stock shown on the records of the Depositary at the close of business on the relevant record date (in the case of Certificated Dividend Common Stock) or to the converting holder (in the case of Certificated Conversion Common Stock).

         After a transfer of any Convertible Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Convertible Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Convertible Preferred Stock (including Global Convertible Preferred Stock) or Certificated Common Stock will cease to apply, the requirement that any such Convertible Preferred Stock or Certificated Common Stock issued to Holders be issued in global form or that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Convertible Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Convertible Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder's Convertible Preferred Stock or Common Stock or directions to transfer such Holder's interest in the Global Convertible Preferred Stock, as applicable.

              (ii) Execution and Authentication.

                  (a) Two Officers shall sign the Convertible Preferred Stock certificate for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Convertible Preferred Stock certificate and may be in facsimile form.

                  (b) If an Officer whose signature is on Convertible Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Convertible Preferred Stock certificate, the Convertible Preferred Stock certificate shall be valid nevertheless.

                  (c) A Convertible Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Convertible Preferred Stock certificate. The signature shall be conclusive evidence that the Convertible Preferred Stock certificate has been authenticated under this Certificate of Designation.

                  (d) The Transfer Agent shall authenticate and deliver certificates for 7,200,000 shares of Convertible Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the number of shares of Convertible Preferred Stock to be authenticated and the date on which the original issue of Convertible Preferred Stock is to be authenticated.

                  (e) The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Convertible Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

              (iii) Transfer and Exchange.

                  (a) Transfer and Exchange of Certificated Convertible Preferred Stock. When Certificated Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Preferred Stock or to exchange such Certificated Convertible Preferred Stock for an equal number of shares of Certificated Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Convertible Preferred Stock surrendered for transfer or exchange:

                           (1) shall be duly endorsed or accompanied by a
written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                           (2) is being transferred or exchanged pursuant to an
effective registration statement under the Securities Act or pursuant to sub-clause (A) or (B) below, and is accompanied by the following additional information and documents, as applicable:

                                (A) if such Certificated Convertible Preferred
Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

                                (B) if such Certificated Convertible Preferred
Stock is being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144, (I) a certification to that effect (in substantially the form of Exhibit C hereto) and
(II) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in sub-paragraph (g) below.

                  (b) Restrictions on Transfer of Certificated Convertible Preferred Stock for a Beneficial Interest in Global Convertible Preferred Stock. Certificated Convertible Preferred Stock may not be exchanged for a beneficial interest in Global Convertible Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Convertible Preferred Stock to reflect an increase in the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, then the Transfer Agent shall cancel such Certificated Convertible Preferred Stock and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock to be increased accordingly. If no Global Convertible Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Convertible Preferred Stock representing the appropriate number of shares.

                  (c) Transfer and Exchange of Global Convertible Preferred Stock. The transfer and exchange of Global Convertible Preferred Stock or beneficial interests therein shall be effected through the Depositary, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in Global Convertible Preferred Stock for a Certificated Convertible Preferred Stock.

                           (1) Any person having a beneficial interest in
Convertible Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 may upon request, and if accompanied by a certification from such person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Convertible Preferred Stock representing the same number of shares of Convertible Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in Global Convertible Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or the Depositary, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Convertible Preferred Stock.

                           (2) Certificated Convertible Preferred Stock issued
in exchange for a beneficial interest in a Global Convertible Preferred Stock pursuant to this sub-paragraph (d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Convertible Preferred Stock to the persons in whose names such Convertible Preferred Stock are so registered in accordance with the instructions of the Depositary.

                  (e) Restrictions on Transfer and Exchange of Global Convertible Preferred Stock.

                           (1) Notwithstanding any other provisions of this
Certificate of Designation (other than the provisions set forth in sub-paragraph
(f) below), Global Convertible Preferred Stock may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

                           (2) In the event that the Global Convertible
Preferred Stock is exchanged for Convertible Preferred Stock in definitive registered form pursuant to sub-paragraph (f) below prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Convertible Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 11(iii) (including the certification requirements set forth in the Exhibits to this Certificate of Designation intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (f) Authentication of Certificated Convertible Preferred Stock. If at any time:

                           (1) the Depositary notifies the Company that the
Depositary is unwilling or unable to continue as depository for the Global Convertible Preferred Stock and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

                           (2) the Depositary ceases to be a clearing agency
registered under the Exchange Act; or

                           (3) the Company, in its sole discretion, notifies the
Transfer Agent in writing that it elects to cause the issuance of Certificated Convertible Preferred Stock under this Certificate of Designation,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company requesting the authentication and delivery of Certificated Convertible Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock, in exchange for Global Convertible Preferred Stock.

                  (g) Legends.

                           (1) Except as permitted by the following clause (2)
and in sub-paragraph (d) above, each certificate evidencing the Global Convertible Preferred Stock, Certificated Convertible Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF VERIO INC. ("VERIO") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY

PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF VERIO AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO VERIO, (2) IF AND TO THE EXTENT THAT THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF VERIO THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN."

                           (2) Upon any sale or transfer of a Transfer
Restricted Security (including any Transfer Restricted Security represented by a Global Convertible Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                                (A) in the case of any Transfer Restricted
Security that is a Certificated Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Convertible Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                (B) in the case of any Transfer Restricted
Security that is represented by a Global Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Convertible Preferred Stock that does not bear the second legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in substantially the form set forth in Exhibit C hereto).

                  (h) Cancellation or Adjustment of Global Convertible Preferred Stock. At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall be returned to the Depositary for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Convertible Preferred Stock is exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, the number of shares of Convertible Preferred Stock represented by such Global Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Preferred Stock, by the Transfer Agent or the Depositary, to reflect such reduction.

                  (i) Obligations with Respect to Transfers and Exchanges of Convertible Preferred Stock.

                           (1) To permit registrations of transfers and
exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Convertible Preferred Stock and Global Convertible Preferred Stock as required pursuant to the provisions of this paragraph (iii).

                           (2) All Certificated Convertible Preferred Stock and
Global Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated Convertible Preferred Stock or Global Convertible Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Convertible Preferred Stock or Global Convertible Preferred Stock surrendered upon such registration of transfer or exchange.

                           (3) Prior to due presentment for registration of
transfer of any shares of Convertible Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Convertible Preferred Stock are registered as the absolute owner of such Convertible Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

                           (4) No service charge shall be made to a Holder for
any registration of transfer or exchange upon surrender of any Convertible Preferred Stock Certificate or Common Stock Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Preferred Stock certificates or Common Stock certificate.

                           (5) Upon any sale or transfer of shares of
Convertible Preferred Stock (including any Convertible Preferred Stock represented by a Global Convertible Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                                (A) in the case of any Certificated Convertible
Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Convertible Preferred Stock or Certificated Common Stock for Certificated Convertible Preferred Stock or Certificated Common Stock, as the case may be, that does not bear the legend set forth in sub-paragraph (g) (1) above and rescind any restriction on the transfer of such Convertible Preferred Stock or Dividend Common Stock or Conversion Common Stock issuable in respect thereof; and

                                (B) in the case of any Global Convertible
Preferred Stock, such Convertible Preferred Stock shall not be required to bear the legend set forth in sub-paragraph (g) (1) above but shall continue to be subject to the provisions of sub-paragraph (d) hereof; provided, however, that with respect to any request for an exchange of Convertible Preferred Stock that is represented by Global Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in sub-paragraph (g) (1) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

                  (j) No Obligation of the Transfer Agent.

                           (1) The Transfer Agent shall have no responsibility
or obligation to any beneficial owner of Global Convertible Preferred Stock, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Convertible Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Global Convertible Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Convertible Preferred Stock shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of the Global Convertible Preferred Stock). The rights of beneficial owners in any Global Convertible Preferred Stock shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                           (2) The Transfer Agent shall have no obligation or
duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Convertible Preferred Stock (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Convertible Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              (iv) Replacement Certificates. If a mutilated Convertible Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Convertible Preferred Stock certificate claims that the Convertible Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Convertible Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Convertible Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Convertible Preferred Stock certificate.

              (v) Temporary Certificates. Until definitive Convertible Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Convertible Preferred Stock certificates. Temporary Convertible Preferred Stock certificates shall be substantially in the form of definitive Convertible Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Convertible Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Convertible Preferred Stock certificates and deliver them in exchange for temporary Convertible Preferred Stock certificates.

              (vi) Cancellation.

                  (a) In the event the Company shall purchase or otherwise acquire Certificated Convertible Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

                  (b) At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

                  (c) The Transfer Agent and no one else shall cancel and destroy all Convertible Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Convertible Preferred Stock certificates to the Company. The Company may not issue new Convertible Preferred Stock certificates to replace Convertible Preferred Stock certificates to the extent they evidence Convertible Preferred Stock which the Company has purchased or otherwise acquired.

         12. ADDITIONAL RIGHTS OF HOLDERS

         In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement and the Deposit Agreement.

         13. CERTAIN DEFINITIONS

         As used in this Certificate of Designation, the following terms shall have the following meanings (and (i) terms defined in the singular have comparable meanings when used in the plural and vice versa, (ii) "including" means including without limitation, (iii) "or" is not exclusive and (iv) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the date of issuance of the Convertible Preferred Stock and all accounting calculations will be determined in accordance with such principles), unless the context otherwise requires:

         "Additional Dividends" means with respect to any share of Convertible Preferred Stock constituting a Transfer Restricted Security, the additional amounts payable pursuant to Section 3(ii) above.

         "Additional Payment" is as defined in Section 7(i) above.

         "Additional Period" is as defined in Section 7(i) above.

         "Agent Members" is as defined in Section 11(i)(c) above.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, including all Common Stock and Preferred Stock.

         "Cash Change of Control" means any of the following events: (i) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all, computed on a consolidated basis, of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the Company's outstanding voting stock is changed into or exchanged for consideration in which 50% or less of the value received by holders of such outstanding voting stock consists of common stock that has been admitted for listing on a national securities exchange or quoted on the NNM; or (ii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock, par value $0.001 per share.

         "Company" means Verio Inc., a Delaware corporation, and any successor thereof.

         "Conversion Price" means $96.5625.

         "Conversion Price Triggering Event" is as defined in Section 4(iv) above.

         "Conversion Shares" is as defined in Section 4(ix) above.

         "Deposit Account" means that certain deposit account established pursuant to the Deposit Agreement.

         "Deposit Agreement" means the Deposit Agreement, with respect to the Convertible Preferred Stock, dated July 20, 1999, between the Company and Norwest Bank Minnesota, N.A., as deposit agent.

         "Deposit Expiration Date" means August 1, 2000.

         "Depositary" means The Depository Trust Company.

         "Distribution Date" is as defined in Section 4(ix)(a) above.

         "Dividend Common Stock" is as defined in Section 3(iii) above.

         "Dividend Payment Date" is as defined in Section 3(i) above.

         "Dividend Payment Record Date" is as defined in Section 3(i) above.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Global Convertible Preferred Stock" is as defined in Section 11(i)(b) above.

         "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

         "Junior Stock" is as defined in Section 2 above.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "Liquidation Preference" is as defined in Section 1 above.

         "Market Value" means, as of any date, the average of the daily closing price for the five consecutive Trading Days ending on the last Trading Day immediately prior to such date. The closing price for each day shall be the last sales price or, in case no such reported sales take place on such day, the average of the last reported bid and asked price, in either case, on the principal national securities exchange on which the shares of Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the NNM, or other similar organization if the NNM is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

         "Market Value Amount" means, (i) if (a) the applicable shares of Common Stock are issued pursuant to a registration statement, (b) a Shelf Registration Statement registering the resale of such shares is effective or (c) such shares are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act, 97% of the Market Value of the Common Stock, or (ii) in all other cases, 93% of the Market Value of the Common Stock.

         "NNM" means the Nasdaq National Market.

         "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Technical Officer, the Secretary or any Vice President of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

         "Optional Redemption" is as defined in Section 7(ii) above.

         "Parity Stock" is as defined in Section 2 above.

         "person" or "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of the Company, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, winding up or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Provisional Redemption" is as defined in Section 7(i) above.

         "Provisional Redemption Date" is as defined in Section 7(i) above.

         "Redemption Agent" means that Person, if any, appointed by the Company to hold funds deposited by the Company in trust to pay to the Holders of shares of Convertible Preferred Stock to be redeemed.

         "Redemption Date" means that certain date set forth in the Redemption Notice on which date the redemption of the Convertible Preferred Stock is completed.

         "Redemption Notice" means that notice to be given by the Company to the Holders notifying the Holders as to the redemption, in whole or in part, of the Convertible Preferred Stock pursuant to Section 7 hereof. The Redemption Notice shall include the following information: (i) the Redemption Date; (ii) the total number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such Holders are to be redeemed, the number of such shares to be redeemed from such Holders; (iii) the Redemption Price, and any dividends, Additional Dividends (if any) and Additional Payments (whether to be paid in cash or shares of Common Stock); (iv) the place or place where certificates for such shares are to be surrendered for payment of the Redemption Price and where delivery of certificates representing shares of Common Stock (if the Company so chooses) payable upon redemption shall be made; (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date unless the Company defaults in the payment of the Redemption Price; and
(vi) the name of any bank or trust corporation, if any, performing the duties of Redemption Agent.

         "Redemption Notice Date" means the date the Redemption Notice is first mailed or delivered to any Holder.

         "Redemption Price" means that price established for redemption of the Convertible Preferred Stock established in Section 7 hereof.

         "Registration Default" is as defined in Section 3(ii) above.

         "Registration Rights Agreement" means the Registration Rights Agreement dated July 20, 1999 among the Company, Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc. and First Union Capital Markets Corp. with respect to the Convertible Preferred Stock.

         "Regular Dividend Commencement Date" is as defined in Section 2 above.

         "Rights" is as defined in Section 4(iv)(b) above.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Stock" is as defined in Section 2 above.

         "Shelf Registration Statement" means a shelf registration statement filed with the Commission to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

         "Suspension Period" is as defined in Section 3(ii) (c) above.

         "Trading Day" means any day on which the NNM or other applicable stock exchange or market is open for business.

         "Trading Price" means, on any specified Trading Day, the last sales price of the Common Stock or, in case no such reported sales take place on such day, the average of the last reported bid and asked price, in either case, on the principal national securities exchange on which the shares of Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the NNM, or other similar organization if the NNM is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

         "Transaction" is as defined in Section 6(x) above.

         "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Norwest Bank Minnesota, N.A. (also known as Norwest Shareowner Services).

         "Transfer Restricted Securities" means each share of Convertible Preferred Stock and any share of Dividend Common Stock until (i) the date on which such security or its predecessor has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such security which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act, or any similar provision then in force, (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act, or any similar provision then in force, or (iv) in the Opinion of Counsel may be freely sold without restriction under the Securities Act by the Holder thereof.

         "Voting Rights Triggering Event" is as defined in Section 8(ii) above.

         IN WITNESS WHEREOF, Verio Inc., has caused this Certificate of Designation to be signed by Carla Hamre Donelson, its Vice President, General Counsel and Secretary, this 20th day of July, 1999.



                                        By: /s/ Carla Hamre Donelson
                                           -------------------------------------
                                        Name:  Carla Hamre Donelson
                                        Title: Vice President, General Counsel
                                               and Secretary

                                    EXHIBIT A

                       FORM OF CONVERTIBLE PREFERRED STOCK
                                FACE OF SECURITY

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF VERIO INC. ("VERIO") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF VERIO AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO VERIO,
(2) IF AND TO THE EXTENT THAT THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF VERIO THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.*

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.**

         ----------------

* Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a restricted security.

**  Subject to removal if not a global security.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.**

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         Certificate Number 001

                                          Number of Shares of Convertible
                                          Preferred 7,200,000

                                                         CUSIP NO.: 923433 30 4

         Series A 6.75% Convertible Preferred Stock (par value $0.001) (liquidation preference $50.00 per share of Convertible Preferred Stock) of Verio Inc.

         Verio Inc., a Delaware corporation (the "Company"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the Series A 6.75% Convertible Preferred Stock (par value $0.001) (liquidation preference $50.00 per share) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights, and Qualifications, Limitations and Restrictions of the Convertible Preferred Stock, dated July 19, 1999, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the

Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Verio Inc. has executed this certificate this ____ day of July, 1999.

                                                 VERIO INC.,


                                                 By:
                                                    ---------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------

                                                 By:
                                                    ---------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------


                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

         Dated:              , 1999



                                                 Norwest Bank Minnesota, N.A.


                                                 By:
                                                    ---------------------------
                                                        Authorized Signatory

                               REVERSE OF SECURITY

         Dividends on each share of Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation (including Additional Dividends). Dividends may be paid in cash or in shares of Common Stock of the Company, or any combination of the two, at the option of the Company.

         The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

         As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:
                                                --------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         (Insert address and zip code of assignee)

and irrevocably appoints: __________________________________, agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

        Date:

        Signature:
                  ------------------------------
        (Sign exactly as your name appears on the side of this Convertible Preferred
        Stock Certificate)

        Signature Guarantee:(1)
                                -------------------------

------------------
(1) Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                              NOTICE OF CONVERSION

                   (To be Executed by the Registered Holder in
                order to Convert the Convertible Preferred Stock)

         The undersigned hereby irrevocably elects to convert (the "Conversion") shares of Series A 6.75% Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). ____ (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of Verio Inc. (the "Company") according to the conditions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights, and Qualifications, Limitations and Restrictions of the Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to any exemption from registration under the Securities Act.

         Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation, agrees to be bound by the terms of the Registration Rights Agreement and the Deposit Agreement.

         The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

         Date of Conversion:
                            ------------------------

         Applicable Conversion Price:
                                     ---------------

         Number of shares of Convertible
         Preferred Stock to be Converted:
                                         -----------

         Number of shares of Common
         Stock to be Issued:
                            -----------------------
         Signature:
                   --------------------------------
         Name:
              -------------------------------------
         Address:*
                  ---------------------------------

         ------------------------------------------

         Fax No.:
                 ----------------------------------

* Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                    EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
             REGISTRATION OF TRANSFER OF CONVERTIBLE PREFERRED STOCK

               Re: Series A 6.75% Convertible Preferred Stock (the "Convertible Preferred Stock") of Verio Inc. (the "Company")

               This Certificate relates to _______ shares of Convertible Preferred Stock held in

_____*/ book-entry or

_____*/ definitive form by __________________ (the "Transferor").

The Transferor*:

         [ ] has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Convertible Preferred Stock held by the depository shares of Convertible Preferred Stock in definitive, registered form equal to its beneficial interest in such Convertible Preferred Stock (or the portion thereof indicated above); or

         [ ] has requested the Transfer Agent by written order to exchange or register the transfer of Convertible Preferred Stock.

                  In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Convertible Preferred Stock and that the transfer of this Convertible Preferred Stock does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because:

         [ ] Such Convertible Preferred Stock is being acquired for the Transferor's own account without transfer.

         [ ] Such Convertible Preferred Stock is being transferred to the
Company.

         [ ] Such Convertible Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities
Act), in reliance on Rule 144A.

         [ ] Such Convertible Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

Date:
     ----------------------

                                             --------------------------
                                             [INSERT NAME OF TRANSFEROR]

                                             By:
                                                ------------------------